Exhibit 99.2

HALO, PURELY FOR PETS, INC.

UNAUDITED INTERIM FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

HALO, PURELY FOR PETS, INC.
TABLE OF CONTENTS

HALO, PURELY FOR PETS, INC.
BALANCE SHEETS
As of September 30, 2019 (unaudited) and June 30, 2019

	As of	As of
	September 30, 2019 (Unaudited)	June 30, 2019
CURRENT ASSETS
Cash	$1,611,147	$2,364,436
Accounts receivable, net of allowances of approximately $100,000 and $100,000 as of September 30, 2019 and June 30, 2019, respectively	4,640,257	4,152,779
Inventories	3,433,099	3,194,880
Prepaids and other current assets	461,008	349,491
Total current assets	10,145,511	10,061,586
Property and equipment, net of accumulated depreciation	314,071	372,962
Goodwill	4,730,655	4,730,655
Other	14,650	14,650
Total assets	$15,204,887	$15,179,853
CURRENT LIABILITIES
Accounts payable	$1,900,140	$2,529,480
Accrued expenses	691,710	417,199
Accrued payroll liabilities	197,247	520,125
Total current liabilities	2,789,097	3,466,804
LONG-TERM LIABILITIES
Due to related party	60,391	60,391
Loan payable, net of issuance costs	4,043,255	3,829,521
Total liabilities	6,892,743	7,356,716
STOCKHOLDERS' EQUITY
Preferred Stock; no par value; 110 shares authorized:
Series A-1; 36.67 shares issued and outstanding	-	-
Series A; 73.33 shares issued and outstanding Common stock; no par value; 10,000 shares authorized; 890 issued and outstanding	-	-
Additional paid-in capital - Series A-1 Preferred Stock, net of issuance costs	2,403,125	2,403,125
Additional paid-in capital - Series A Preferred Stock	5,000,000	5,000,000
Additional paid-in capital - Common Stock	57,141,157	57,141,157
Accumulated deficit	(56,232,138)	(56,721,145)
Total stockholders' equity	8,312,144	7,823,137
Total liabilities and stockholders' equity	$15,204,887	$15,179,853

See notes to the financial statements.

HALO, PURELY FOR PETS, INC.
STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018
(Unaudited)

	For the three months ended September 30,

	2019	2018

SALES	$8,442,822	$7,607,605
COST OF SALES	5,128,392	4,686,922
GROSS PROFIT	3,314,430	2,920,683
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,751,162	3,594,401
LOSS ON DISPOSAL OF EQUIPMENT	-	10,290
INCOME (LOSS) FROM OPERATIONS	563,268	(684,008)
OTHER (EXPENSE) INCOME
Interest expense, other	(74,299)	(101,554)
Interest income	38	38
Total other expense	(74,261)	(101,516)
NET INCOME (LOSS)	$489,007	$(785,524)

See notes to the financial statements.

HALO, PURELY FOR PETS, INC. STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018
(Unaudited)

			Series A-1		Series A		Additional Paid-In Capital
	Common Stock		Preferred Stock		Preferred Stock		Series A-1	Series A		Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Preferred Stock	Preferred Stock	Common Stock	Deficit	Total

Balance, June 30, 2017	100	$-	-	$-	-	$-	$-	$-	$13,511,905	$(44,822,859)	$(31,310,954)
Issuance of preferred stock	-	-	-	-	73.33	-	-	5,000,000	-	-	5,000,000
Conversion of debt to common stock	790	-	-	-	-	-	-	-	43,629,252	-	43,629,252
Net Loss	-	-	-	-	-	-	-	-	-	(8,669,639)	(8,669,639)
Balance, June 30, 2018	890	-	-	-	73.33	-	-	$5,000,000	$57,141,157	$(53,492,498)	$8,648,659
Net Loss (Unaudited)	-	-	-	-	-	-	-	-	-	$(785,524)	$(785,524)
Balance, September 30, 2018 (Unaudited)	890	-	-	-	73.33	-	-	$5,000,000	$57,141,157	$(54,278,022)	7,863,135
Issuance of preferred stock,
net of stock issuance costs	-	-	36.67	-	-	-	2,403,125	-	-	-	2,403,125
Net Loss	-	-	-	-	-	-	-	-	-	(2,443,123)	(2,443,123)
Balance, June 30, 2019	890	-	36.67	-	73.33	-	$2,403,125	$5,000,000	$57,141,157	$(56,721,145)	$7,823,137
Net Income (Unaudited)	-	-	-	-	-	-	-	-	-	489,007	489,007
Balance, September 30, 2019 (Unaudited)	890	-	36.67	-	73.33	-	$2,403,125	$5,000,000	$57,141,157	$(56,232,138)	$8,312,144

See notes to the financial statements.

HALO, PURELY FOR PETS, INC.
STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018
Unaudited

	September 30, 2019	September 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$489,007	$(785,524)
Adjustments to reconcile net loss to net cash (used) provided by operating activities:
Depreciation & Amortization	61,386	84,266
Loss on disposal of equipment	-	10,290
(Increase) decrease in:
Accounts receivable	(487,478)	(107,096)
Inventories	(238,220)	771,641
Prepaids and other assets	(101,517)	(31,364)
Increase (decrease) in:
Accounts payable	(629,342)	(679,703)
Accrued expenses	(48,366)	(146,588)
Total adjustments	(1,443,537)	(98,554)
Net cash provided (used) by operating activities	(954,530)	(884,078)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(2,495)	(37,947)
Net cash used by investing activities	(2,495)	(37,947)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan	-	384,958
Loan payments	203,736	-
Net cash provided by financing activities	203,736	384,958

NET INCREASE (DECREASE) IN CASH	(753,289)	(537,067)

CASH AT BEGINNING OF PERIOD	2,364,436	1,226,489

CASH AT END OF PERIOD	$1,611,147	$689,422

See notes to the financial statements.

HALO, PURELY FOR PETS, INC.
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)

1.	DESCRIPTION OF BUSINESS

Halo, Purely for Pets, Inc. (the “Company”) was incorporated in the state of Delaware during June 2006. The Company is engaged in the production and distribution of holistic pet food, treats, and supplements derived from natural ingredients to distributors, retailers, and consumers throughout the United States of America, parts of Asia and Canada. The corporate headquarters is located in Tampa, Florida.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting
The financial statements of the Company are prepared under the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Use of Management Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash
Cash is maintained at major financial institutions and, at times, balances may exceed federally insured limits of $250,000. The Company has never experienced any losses related to these balances.  The Company’s deposits in excess of federally insured limits at September 30, 2019 and June 30, 2019 approximated $1,518,000 and $2,592,000, respectively.

Accounts Receivable
Accounts receivable consist of receivables from the sale of products. The Company records a provision for doubtful accounts to allow for any amounts that may not be recoverable, which is based on an analysis of the Company’s prior collection experience, customer creditworthiness, and current economic trends. The Company also records an allowance against accounts receivable for potential sales returns. Consistent with industry practice, the Company maintains a return policy that allows certain customers to return products for either a credit against future receivables or a refund. The Company’s estimate of the provision for returns is based on current trends of actual customer returns. Management believes that an allowance for doubtful accounts and sales returns of approximately $100,000 is considered adequate at both September 30, 2019 and June 30, 2019. The Company determines receivables to be past due based on the payment terms of original invoices. Interest is not typically charged on past due receivables.

Inventories
Inventories are stated at the lower of cost, determined by the weighted average cost method (which approximates the first-in, first-out method), or net realizable value. The Company provides an allowance for loss as needed for inventories determined to be excessive or obsolete.

HALO, PURELY FOR PETS, INC.
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Property and Equipment
Property and equipment are recorded at cost. Depreciation is calculated over the estimated useful lives of the assets, ranging generally from 2 to 5 years. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized.  When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in the statements of operations. For income tax purposes, the Company uses accelerated methods of depreciation for certain assets.

Long-Lived Assets
Long-lived assets that are subject to depreciation are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. During the quarter ended September 30, 2019 and year ended June 30, 2019, the Company determined that its long-lived assets were not impaired.

Goodwill
Goodwill represents the excess purchase price and related costs over the value assigned to net tangible and identifiable intangible assets of an acquired business. Goodwill is not amortized but is reviewed for possible impairments at least annually or more frequently upon the occurrence of an event or when circumstances indicate that goodwill may be impaired. Goodwill impairment is identified by comparing the fair value of the reporting unit to its carrying value. If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded to the extent that the implied fair value of the goodwill within the reporting unit is less than its carrying value. During the year ended June 30, 2019, the Company determined that its goodwill was not impaired.

Deferred Tax Assets and Liabilities
Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that included the enactment date. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be  realized.

Income Taxes
The Company follows Accounting Standards Codification Topic 740, Income Taxes (“ASC Topic 740”). This standard prescribes a recognition and measurement of tax positions to be taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Based on management’s evaluation, there are no uncertain tax positions at September 30, 2019 or June 30, 2019.

Other Taxes
Amounts collected on behalf of and remitted to governmental authorities for sales taxes and other similar taxes are reported on a net basis.

HALO, PURELY FOR PETS, INC.
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Revenue
Revenue is recognized when product is shipped and title transfers to the customers, net of sales discounts. For the three months ended September 30, 2019 and September 30, 2018, sales to four customers approximated 89% and 82% of total sales, respectively. Accounts receivable from these customers amounted to approximately $3,332,000 and $2,864,000 of total accounts receivable as of September 30, 2019 and June 30, 2019, respectively.

Shipping and Handling Costs
The Company records amounts billed to customers for shipping and handling costs as sales revenue. Costs incurred by the Company for shipping and handling are included in cost of sales.

Purchase Concentrations
Purchases of inventory for the quarter ended September 30, 2019 and year ended June 30, 2019 from two major suppliers approximated 74% and 79% of total inventory purchases, respectively.  Accounts payable to these suppliers totaled approximately $1,182,000 and $1,220,000 at September 30, 2019 and June 30, 2019, respectively.

Advertising Expenses
Advertising expenses are charged to operations as incurred. Advertising expenses for the three months ended September 30, 2019 and September 30, 2018 amounted to approximately $1,216,000 and $1,051,000, respectively. These amounts represent primarily customer trade support (retailer advertising and merchandising).

Impact of Recently Issued Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The revenue guidance is effective for annual reporting periods beginning after December 15, 2018, with early adoption permitted as of the original effective date. The ASU may be applied retrospectively to historical periods presented or as a cumulative-effect adjustment as of the date of adoption. The Company is currently in the process of evaluating the impact of adoption of this ASU on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). Under ASU No. 2016-02, an entity will be required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. ASU No. 2016-02 offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. ASU No. 2016-02 is effective for annual reporting periods beginning after December 15, 2019, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. The Company is currently in the process of evaluating the impact of adoption of this ASU on its financial statements.

HALO, PURELY FOR PETS, INC.
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)

Subsequent Events
The Company has evaluated events and transactions for potential recognition or disclosure in the financial statements through February 18, 2020, the date on which the financial statements were available to be issued. Refer to Note 10 – Subsequent Events for additional information.

3.	INVENTORIES

Inventories consist of:

	(Unaudited)
	September 30, 2019	June 30, 2019
Finished goods	$3,555,653	$3,501,829
Raw materials	434,304	285,574
	3,989,957	3,787,403
Less inventory reserve	(556,858)	(592,523)
	$3,433,099	$3,194,880

4.	PROPERTY AND EQUIPMENT

Property and equipment consist of:

	(Unaudited)
	September 30, 2019	June 30, 2019
Furniture and fixtures	$78,195	$94,771
Computer equipment	80,666	80,666
Computer software	430,563	430,563
Equipment	397,226	380,650
Assets not in service:
Equipment	2,495	-
	989,145	986,650
Less accumulated depreciation	(675,074)	(613,688)
	$314,071	$372,962

HALO, PURELY FOR PETS, INC.
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)

Depreciation expense amounted to approximately $84,000 and $61,000 for the three months ended September 30, 2019 and 2018, respectively.

5.	LOAN PAYABLE

On May 5, 2017, the Company entered into a loan and security agreement. The loan and security agreement provided for a revolving line of credit, not to exceed an aggregate principal amount of $5,000,000 limited to qualifying receivables and inventories (as defined therein). On October 31, 2017, the Company amended the loan and security agreement to increase the maximum revolving facility amount to $12,000,000. The outstanding principal under the loan and security agreement accrues interest at prime rate plus 2% (7.00%) as of September 30, 2019. The loan and security agreement contains a financial covenant, which requires the Company to maintain minimum liquidity of $500,000. The Company was compliant with its financial covenant as of September 30, 2019 and June 30, 2019. The loan and security agreement is secured by substantially all assets of the Company, is guaranteed by the stockholder, and expires on May 5, 2021. As of September 30, 2019 and June 30, 2019, there was approximately $4,107,000 (less issuance costs of approximately $63,000), and approximately $3,903,000 (less issuance costs of approximately $73,000) of indebtedness outstanding, respectively.

6.	RELATED PARTY TRANSACTIONS

The Company has advances due to a related party totaling approximately $60,000 at September 30, 2019 and June 30, 2019, respectively. These advances are unsecured and non-interest bearing, with no specific repayment terms. The Company has reflected these advances as long-term in the accompanying balance sheets as repayment is not expected until one year after the respective balance sheet dates.

7.	RETIREMENT PLAN

The Company participates in a 401(k) plan (the “Plan”), which is available to all eligible employees. Employer contributions to the Plan are fixed and equal 3% of each qualified employee’s eligible compensation. Total employer contributions to the Plan were $14,000 and approximately $72,000 for the three month period ended September 30, 2019 and year ended June 30, 2019, respectively.

8.	COMMITMENTS AND CONTINGENCIES

The Company rents office space under a non-cancelable operating lease. The lease agreement calls for initial monthly payments averaging approximately $4,657, excluding taxes and common area maintenance charges, and expires in 2023.

Rent expense was approximately $23,000 and $17,000 for the three months ended September 30, 2019, and 2018, respectively.

Certain key employees are eligible to participate in bonus payments in the event of a sale of the Company, or the sale of all or substantially all of its assets, (the “Transaction”) under Transaction Bonus Plans (the “Plans”). The Plans automatically terminate on the earlier of (i) the satisfaction by all parties of any obligations relating to a consummated Transaction, regardless of whether the Transaction results in the payment of any bonus to an eligible key employee, or October 31, 2019.

HALO, PURELY FOR PETS, INC.
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)

From time to time, the Company may be involved in various claims or litigation proceedings incidental to the ordinary course of business. In the opinion of management, the ultimate liability, if any, resulting from any such claims or litigation proceedings would not be material to the Company’s financial position or results of operations.

9.	CUMULATIVE REDEEMABLE PREFERRED STOCK

The Company issued 36.67 shares of Series A-1 redeemable preferred stock and 73.33 shares of Series A redeemable preferred stock with no par value for approximately $2,400,000 (net of issuance costs) and $5,000,000 in November 2018 and December 2017, respectively. The cumulative annual dividend rate of 15% (based on an original issue price per share equal to $68,184.92) is compounded annually and accrued for upon declaration of such dividends. At September 30, 2019 and June 30, 2019 no dividends were declared and the Company is under no obligation to pay such dividends.

The Company shall not declare, pay, or set aside any dividends on any other shares of capital stock unless the holders of the Series A-1 redeemable preferred stock and Series A redeemable preferred stock then outstanding first receive payment in full in an amount equal to the stated value plus all accrued and unpaid dividends thereon to the date of redemption. The maximum amount the Company could be required to pay to redeem the shares is $2,217,466 and $1,373,716 as of September 30, 2019 and June 30, 2019, respectively. Under the terms of the Series A redeemable preferred stock and Series A-1 redeemable preferred stock the Company is not required to set aside funds for meeting preferred stock dividend requirements.

HALO, PURELY FOR PETS, INC.
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)

9.	CUMULATIVE REDEEMABLE PREFERRED STOCK – CONTINUED

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A-1 redeemable preferred stock then outstanding shall be entitled to be paid out of the assets available for distribution to its stockholders, prior and in preference to any distribution of any of the assets of the Company to the holders of Series A redeemable preferred stock or common stock.

Consistent with those of the common stock, the holders of Series A-1 redeemable preferred stock and Series A redeemable preferred stock are entitled to one vote for each share of preferred stock held at all meetings of stockholders.

10.	SUBSEQUENT EVENTS

On October 15, 2019, the Company (Thriving Paws, LLC, a Delaware limited liability company (“Thriving Paws”), HH-Halo LP, a Delaware limited partnership (“HH-Halo” and, together with Thriving Paws, the “Sellers”) with HH-Halo, in the capacity of the representative of the Sellers) entered into a Stock Purchase Agreement (“the Agreement”) with Better Choice Company Inc. (BTTR), a Delaware corporation (the “Buyer”). Pursuant to the terms and subject to the conditions of the Agreement, the Company agreed to sell one hundred percent (100%) of the issued and outstanding capital stock of Halo to the Buyer.

On December 18, 2019, Halo and the Sellers entered into an Amended and Restated Stock Purchase Agreement pursuant to which, among other things, a portion of the consideration for the Acquisition was paid to Werner von Pein, the chief executive officer of Halo.

Under the terms of the Amended Agreement, the Company completed the Acquisition on December 19, 2019, for approximately $39.4 million pending final valuation of non-cash components issued to the Sellers. The consideration was subject to customary adjustments for Halo’s net working capital, cash, and indebtedness, and consisted of a combination of (i) cash consideration, (ii) a total of 2,134,390 shares of the Better Choice Company’s common stock, par value $0.001 per share, and (iii) the value of the Seller Warrants. BTTR also (i) entered into a Subscription Agreement with the Sellers relating to the issuance of the common stock Consideration, (ii) issued convertible subordinated seller notes (“Seller Notes”), and (iii) issued Seller Warrants on December 19, 2019.